UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 28, 2018, Aimmune Therapeutics, Inc., a Delaware corporation (“Aimmune” or the “Company”), completed the issuance and sale of 3,237,529 shares of the Company’s common stock for an aggregate cash purchase price of $98.0 million pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated November 11, 2018, by and between the Company and Nestle Health Science US Holdings, Inc., a Delaware corporation.

Reference is made to the disclosures set forth in Items 1.01, 3.02 and 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2018, which disclosures are incorporated by reference herein. All references to the Purchase Agreement therein and herein are qualified in their entirety by the actual Purchase Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: November 28, 2018	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary